Exhibit 10.1

THIS SENIOR SECURED PROMISSORY NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT (OID) FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE MAY BE OBTAINED BY CONTACTING THOMAS AUCAMP, SECRETARY, RUMBLEON, INC., 4521 SHARON ROAD, SUITE 370, CHARLOTTE, NC 28211, TELEPHONE (704) 448-5240.

NEITHER THE ISSUANCE NOR SALE OF THIS NOTE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THIS NOTE MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE LOAN OR FINANCING ARRANGEMENT SECURED BY THIS NOTE.

SENIOR SECURED PROMISSORY NOTE

$[●]	September 5, 2017 (“Effective Date”)

FOR VALUE RECEIVED, the undersigned, RumbleON, Inc., a Nevada corporation (“Borrower”), does hereby promise to pay to the order of [●] (“Lender”), on the anniversary of the Effective Date (the “Maturity Date”), or such earlier time as provided herein, the principal sum of [●] ($[●]) (the “Principal Amount”), in lawful money of the United States of America, together with any unpaid, accrued interest (“Interest”) thereon, on the terms and conditions set forth in this Senior Secured Promissory Note (this “Note”). This Note was made by Borrower with an original issue discount of [●] ($[●]).

1. Interest. From the Effective Date through December 31, 2017, Interest shall accrue on the outstanding Principal Amount (including the amount of the original issue discount) at the rate of five percent (5.0%) per annum and thereafter until the Maturity Date, Interest shall accrue on the outstanding Principal Amount (including the amount of the original issue discount) at the rate of ten percent (10.0%) per annum. Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed. All Interest shall be paid to Lender monthly in arrears on the last day of each calendar month and on the Maturity Date.

2. Maturity Date. Borrower will repay the outstanding Principal Amount, together with any accrued and unpaid Interest thereon, on the Maturity Date.

3. Prepayment. The Principal Amount and any unpaid Interest accrued thereon may be prepaid by Borrower at any time prior to the Maturity Date without premium or penalty upon five (5) days prior written notice to Lender. If after the Effective Date the Borrower consummates in one or more transactions financing of any nature (including working capital and floor plan financing) resulting in net proceeds available to the Borrower of Five Million Dollars ($5,000,000) or more, then the holder of this Note may require the Borrower to prepay this Note on thirty (30) days prior written notice to the Borrower.

4. Application of Payments. All payments made under this Note shall be applied first to late fees or other sums owed to the holder of this Note, next to accrued but unpaid Interest, if any, and then to the Principal Amount.

5. Default. If (a) Borrower shall fail to pay the then unpaid Principal Amount, or any Interest accrued thereon, when due, (b) Borrower shall fail to perform, observe or comply with any other obligation under this Note, which failure is not cured promptly but in no case more than fifteen (15) days after written notice to Borrower, except that in the event Borrower is unable to complete the cure within the fifteen (15) day period, the cure period shall be extended if Borrower has commenced the cure within fifteen (15) days and is diligently pursuing the cure; in no event, however, shall the cure period exceed thirty (30) days from the date of Lender’s notice, unless Lender and Borrower mutually agree to an extension of the cure period, (c) a “Default,” as defined in the Subordinated Note (as defined below), shall occur and be continuing, (d) Borrower is acquired in a merger, consolidation or transfer of all or substantially all of its assets, (e) Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or (f) (i) an involuntary case is commenced against Borrower under the Bankruptcy Code, and the petition is not controverted within 30 days, or is not dismissed within 90 days, after commencement of the case; or (ii) a trustee or custodian is appointed for, or takes charge of, all or substantially all of the property of Borrower, or (iii) Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Borrower, or there is commenced against Borrower any such proceeding which remains undismissed for a period of 90 days, or (iv) Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (v) Borrower makes a general assignment for the benefit of creditors (any of the events referred to in (a) – (f) above of this Section 5 being referred to herein as a “Default”); then Lender, by written notice to Borrower, may declare the unpaid Principal Amount and any accrued but unpaid Interest thereon to be, and the same shall thereupon become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Borrower, and Interest on the unpaid Principal Amount shall thereafter accrue at the rate of two percent (2%) per annum in excess of the then applicable rate and be payable on demand.

6. Security. As security for the payment and performance of all obligations of the Borrower under or pursuant to, or evidenced by, this Note, the Borrower does hereby grant to the Lender a continuing security interest in all of the Collateral (as hereinafter defined), whether now existing or hereafter arising or acquired and wherever located. For purposes of this Note, the term "Collateral" shall mean all of the Borrower's accounts, chattel paper, deposit accounts, commercial tort claims, documents, goods, instruments, investment property, letter of credit rights, letters of credit, money and general intangibles, as such terms are defined in the Uniform Commercial Code of the State of New York (the "UCC"), and all proceeds thereof; provided, however, “Collateral” shall exclude any property hereafter expressly provided as collateral to a financial institution providing to the Borrower after the Effective Date working capital, floor plan, purchase money or capital lease financing. The Lender is authorized to file financing statements naming the Lender as secured party and the Borrower as debtor indicating that the financing statement covers all assets or all personal property of the Borrower. The Borrower shall provide to the Lender such further agreements, instruments, certificates and other documents, including security agreements for filing in the United States Patent and Trademark Office and United States Copyright Office, as the Lender shall reasonably require in order to create or perfect, or to maintain its priority, in the Collateral. The Lender is a secured party under the UCC and shall have all the rights of a secured party under the UCC. Upon disposition of any Collateral, the Borrower and each other obligor shall remain liable for any deficiency.

7. Senior Note. The indebtedness evidenced by this Note is “Senior Debt,” and this Note is a “Senior Debt Document,” as such terms are defined in that certain Subordinated Secured Confessed Judgment Promissory Note dated February 8, 2017 from Borrower (f\k\a Smart Server, Inc.) and payable to NextGen Dealer Solutions, LLC (as amended, modified or restated, the “Subordinated Note”) and the Lender is entitled to all of the rights of the holder of any Senior Debt as described in the Subordinated Note.

8. No Waiver or Modification Except in Writing. No failure on the part of Lender to exercise, and no delay in exercising, any right, remedy, or power under this Note or under any other document or agreement executed in connection with this Note shall operate as a waiver hereof. This Note may not be amended or modified orally, nor may any right or provision hereof be waived orally, but only by an instrument in writing signed by the party against which enforcement of such amendment, modification or waiver is sought.

9. Waiver of Presentment. Borrower hereby waives presentment for payment, protest and notice of maturity or non-payment.

10. Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Borrower consents to the reformation of any invalid or unenforceable provision so that it is enforceable to the maximum extent permitted by law.

11. Notices. All notices, requests, consents, demands, and other communications under this Note shall be in writing and shall be delivered either (a) via hand delivery; (b) via facsimile to the recipient’s number (with a confirmation copy delivered via reputable airborne carrier); or (c) via reputable airborne carrier (e.g., Federal Express or DHL). Notice shall be deemed delivered when actually received by the intended recipient. All notices shall be addressed to such address as any party may indicate for itself by written notice to the other party.

12. Assignments. The Lender may assign this Note; provided, however, this Note may not be offered for sale, sold, transferred or assigned in the absence of (a) an effective registration statement for this Note under the Securities Act of 1933, as amended, or (b) an opinion of counsel (which counsel shall be selected by the holder), in a generally acceptable form, that registration is not required under said Act.  Notwithstanding the foregoing, this Note may be pledged by Lender in connection with a bona fide loan or financing arrangement secured by this Note. The Borrower may not assign this Note.

13. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York.

14. Consent to Jurisdiction. The Borrower submits to the non-exclusive jurisdiction of any state or federal court located in the County of New York, State of New York, in any action or proceeding arising out of or relating to this Note and agrees that all claims in respect of the action or proceeding shall be exclusively heard and determined in any such court. The Borrower irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such dispute brought in such court. Borrower waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

15. WAIVER OF JURY TRIAL: BORROWER WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS NOTE, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY BORROWER AND LENDER AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. BORROWER FURTHER WARRANTS AND REPRESENTS THAT BORROWER HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT BORROWER KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

16. Facsimile Signature. The execution of this Note by Borrower and the delivery to Lender of a facsimile or PDF copy of such executed Note shall be effective to obligate Borrower hereunder for all purposes and such facsimile or PDF copy shall be deemed to be an original for all purposes.

17. Usury Laws. It is the intention of the Lender and Borrower to conform strictly to all applicable usury laws now or hereafter in force, and if the interest charged, taken or received hereunder is in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters (the “Usury Laws’), then any interest charged, taken or received under this Note shall be subject to reduction to the amount equal to the maximum legal amount allowed under the Usury Laws. The aggregate of all interest (whether designated as original issue discount, interest, service charges, points, or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum amount permitted under the Usury Laws. If such interest does exceed the maximum amount permitted under the Usury Laws, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Borrower or credited on the unpaid Principal Amount, or if this Note has been repaid, then such excess shall be rebated to Borrower.

18. Expenses of Collection. Upon a Default, this Note may be referred by Lender to an attorney for collection, whether or not judgment has been confessed or suit has been filed, and the Borrower shall pay all of the reasonable costs, fees, and expenses, including reasonable attorney’s fees, incurred by the Lender.

19. Binding Nature. This Note shall inure to the benefit of and be enforceable by the Lender and the Lender’s successors and assigns, and shall be binding and enforceable against the Borrower and the Borrower’s successors and assigns.

RUMBLEON, INC.

By:  _____________________________________
Name:
Title:
ACCEPTED AND AGREED:
LENDER:

___________________________________
[●]

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